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                       AMENDMENT TO EMPLOYMENT AGREEMENT

        This AMENDMENT TO EMPLOYMENT AGREEMENT ("Agreement"), dated June 25, 1997 between Robert J. Skandalaris, whose address is 2169 Tottenham, Bloomfield Hills, MI 48304 ("Employee" and/or "Skandalaris") and Noble International, Ltd., whose address is 33 Bloomfield Hills Parkway, Ste. 155, Bloomfield Hills, MI 48304, a Michigan corporation (the "Company"), to be effective March 1, 1997.

RECITALS

        A. On or about April 2, 1997, Employee entered into an Employment Agreement with Company (the "Agreement").

        B. Employee and Company have agreed to amend the Agreement to modify the bonus provisions of his compensation package.

        NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and representations set forth in this Agreement, the Company and Employee agree as follows:

        1. Compensation. The parties hereby agree that Article 2.01B) and 2.01C) of the Agreement is amended as follows:

        B) Incentive Bonus. In addition to the Base Salary, for each fiscal year during the Term of Employment, Employee shall receive an Incentive Bonus ("Incentive Bonus"), which bonus shall be based on a formula set by the Board of Directors for each calendar year, provided, however, that Employee shall not be entitled to receive any Incentive Bonus for calendar year 1997. The Incentive Bonus shall be payable on or before the 30th day subsequent to the receipt of the Company's audited financial statements for such calendar year.

        C)      Other Bonus. In addition to the Incentive Bonus provided in
                Section 2.01 (B), the Employee shall also be entitled to participate in a manner as determined by the Board of Directors in any executive bonus program for executive employees presently or hereinafter adopted by the Company. The Employee shall also be entitled to receive such additional bonus compensation as determined by the Board of Directors, including participation in any Incentive Stock Option plans now existing or hereinafter adopted by the Company. The Incentive Bonus and the Additional Bonus shall be collectively referred to as ("Bonus"). Except for Incentive Stock Options, Employee shall not be entitled to receive any Bonus for calendar year 1997.

        2. Continuation. Except as provided herein, the Agreement shall continue in full force and effect.

        3. Conflict. In the event that the terms of this Amendment conflict with the terms


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of the Agreement the terms of this Amendment shall control.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day first above written.

AGREED TO AND ACKNOWLEDGED the day and year set forth above.

NOBLE INTERNATIONAL, LTD.                          ROBERT J. SKANDALARIS

     /s/ Richard V. Balgenorth                     /s/ Robert J. Skandalaris
     -------------------------                     ---------------------------

By: Richard V. Balgenorth
Its: Chief Financial Officer



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